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                                                                  EXHIBIT 12.3




                            COSTILLA ENERGY, INC.
                   Pro Forma Ratio of ACTNA to Total Debt
                            As of March 31, 1996
                               (in thousands)


Discounted future net revenues from
 proved oil and gas reserves                              $179,527
Capitalized costs of unproved properties                     3,580
Net working capital                                         15,955
Other property and equipment, net (at cost)                  1,724
Note receivable - affiliate                                    684
                                                          --------
Adjusted Consolidated Net Tangible Assets (ACTNA)         $201,470
                                                          --------
Total debt                                                $103,097
                                                          --------
Ratio of ACTNA to Total Debt                                   2.0x
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